                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. _)

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                   CD&L, Inc.
               ---------------------------------------------------

                (Name of Registrant as Specified in Its Charter)
               ---------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1. Title of each class of securities to which transaction applies:
         ----------------------------------------------------------------------
         2. Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
         4. Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
         5. Total fee paid:

         ----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1. Amount Previously Paid:

         ----------------------------------------------------------------------
         2. Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
         3. Filing Party:

         ----------------------------------------------------------------------
         4. Date Filed:

         ----------------------------------------------------------------------

                                                 [GRAPHIC OMITTED]

Dear Stockholder:

         On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of CD&L, Inc. (the "Company") to be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 on Wednesday, October 30 at 10:00 a.m.

         The enclosed Notice of Meeting and the accompanying Proxy Statement describe the business to be conducted at the Meeting. Enclosed is a copy of the Company's 2001 Annual Report on Form 10-K, and its Quarterly Report on Form 10-Q for the period ended June 30, 2002, which contains certain information regarding the Company and its results for 2001 and the first six months of 2002.

         It is important that your shares of Common Stock be represented and voted at the Meeting. Accordingly, regardless of whether you plan to attend in person, please complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Even if you return a signed proxy card, you may still attend the Meeting and vote your shares in person. Every stockholder's vote is important, whether you own a few shares or many.

         I look forward to seeing you at the Annual Meeting.

                                                     Sincerely,



                                                     Albert W. Van Ness, Jr.
                                                     Chairman of the Board
                                                     and Chief Executive Officer

October 4, 2002
South Hackensack, New Jersey

                                [GRAPHIC OMITTED]

                                   CD&L, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                October 30, 2002

         The Annual Meeting of Stockholders (the "Meeting") of CD&L, Inc. (the "Company") will be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 on Wednesday, October 30, 2002 at 10:00 a.m., to consider and act upon the following:

         1. The election of three directors.

         2. Amendment to the CD&L, Inc. Year 2000 Stock Incentive Plan.

         3. Approval of the CD&L, Inc. 2002 Stock Option Plan for Independent Directors.

         4. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         Only holders of record of the Company's Common Stock, par value $.001 per share, at the close of business on September 20, 2002 will be entitled to vote at the Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             Mark T. Carlesimo
                                             Secretary

October 4, 2002
South Hackensack, New Jersey

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

                                [GRAPHIC OMITTED]

                                   CD&L, Inc.
                                80 Wesley Street
                       South Hackensack, New Jersey 07606
                    ----------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 30, 2002
                    ----------------------------------------

                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of CD&L, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 on Wednesday, October 30, 2002 at 10:00 a.m., and at any adjournments or postponements thereof (the "Meeting"). A stockholder who has voted by proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files a notice of revocation or votes by written ballot.

         The proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about October 4, 2002. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" Proposals 1, 2 and 3 ((1) to elect the Board's nominees to the Board of Directors, (2) to approve the amendment to CD&L, Inc.'s Year 2000 Stock Incentive Plan and (3) to approve the CD&L, Inc. 2002 Stock Option Plan for Independent Directors).

         The entire cost of soliciting these proxies will be borne by the Company. The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries by mail, telephone, facsimile or telegraph or in person without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         At September 20, 2002 (the "Record Date"), the Company had outstanding 7,658,660 shares of common stock, par value $.001 per share ("Common Stock"). Each holder of Common Stock will have the right to one vote for each share standing in such holder's name on the books of the Company as of the close of business on the Record Date with respect to each of the matters considered at the Meeting. There is no right to cumulate votes in the election of directors. Holders of the Common Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Meeting.

         The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Meeting. Assuming that a quorum is present, directors will be elected by a plurality vote. The ratification of all other proposals will require the affirmative vote of a majority of the shares present and entitled to vote with respect to such proposal. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present and do not have an effect on the election of directors. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a "no" vote. Broker non-votes are treated as not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of a matter.

         Based upon information available to the Company, the following stockholders beneficially owned more than 5% of the Common Stock as of September 20, 2002.

                 NAME AND ADDRESS                     NUMBER OF SHARES                   PERCENT OF
               OF BENEFICIAL OWNER                   BENEFICIALLY OWNED                    CLASS
       Albert W. Van Ness, Jr.                           808,974(1)                         9.7%
       80 Wesley Street
       South Hackensack, New Jersey 07606

       Thomas LoPresti                                   638,708(2)                         8.3%
       24-30 Skillman Avenue
       Long Island City, New York 11101

       William T. Beaury                                 638,708(2)                         8.3%
       3 Fairway Court
       Upper Bronxville, New York 11771

       Michael Brooks                                    448,416(3)                         5.7%
       80 Wesley Street
       South Hackensack, New Jersey 07606

---------

(1) Includes 672,814 shares of Common Stock issuable upon the exercise of options pursuant to the Employee Stock Compensation Program which are exercisable within 60 days of September 20, 2002.

(2) Includes 638,708 shares of Common Stock held by a company which is jointly owned by Mr. Beaury and Mr. LoPresti, each of whom may be deemed to be the beneficial owner of all of such shares.

(3) Includes 196,461 shares of Common Stock issuable upon the exercise of options pursuant to the Employee Stock Compensation Program which are exercisable within 60 days of September 20, 2002.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         In accordance with the Company's Second Restated Certificate of Incorporation and By-laws, the number of directors of the Company has been set at nine. The By-Laws of the Company divide the Board into three classes and create staggered three year terms for the members of each class to serve. At each annual meeting, directors are elected to fill the directorship of the class of directors whose terms have expired. Those directors shall hold office until the third successive annual meeting after their election and until their successors have been elected and qualified so that the term of office of one class of directors expires at each annual meeting.

         The current members of the Board of Directors of the Company are as follows:

         Class I (Term to expire in 2002) -  Albert W. Van Ness, Jr., Thomas E.
                                             Durkin III, and John A. Simourian.

         Class II (Term to expire in 2003) - Jon F. Hanson, Michael Brooks, and
                                             Matthew J. Morahan.

         Class III (Term to expire in 2004) - Marilu Marshall, William T.
                                              Brannan and John S. Wehrle.

         All persons named herein as nominees for director, Albert W. Van Ness, Jr., Thomas E. Durkin III and John S. Simourian, have consented to serve, and it is not contemplated that any nominee will be unable to serve as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person.

         The following individuals are nominated at this Annual Meeting of Shareholders to serve as Class I directors with a term to expire in 2005:

         Albert W. Van Ness, Jr., Thomas E. Durkin III and John S. Simourian.

         Set forth below for each nominee and for each director whose term continues beyond this Meeting, is his name, age, the year in which he became a director of the Company, his principal occupations during the last five years and any additional directorships in publicly-held companies. The information is as of September 20, 2002.

Nominees

         Class I

         Albert W. Van Ness, Jr., 59, Director since 1995. Since February 1997 Mr. Van Ness has served as the Chairman of the Board, Chief Executive Officer and Director of CD&L since February 1997. He was formerly the President and Chief Operating Officer of Club Quarters, LLC, a privately held hotel management company and remains a member partner. In the early nineties, Mr. Van Ness served as Director of Managing People & Productivity, a senior management consulting firm. During most of the eighties, Mr. Van Ness held various executive positions with Cunard Line Limited, a passenger ship and luxury hotel company, including Executive Vice President and Chief Operating Officer of the Cunard Leisure Division and Managing Director and President of the Hotels and Resorts Division. Earlier in his career Mr. Van Ness served as the President of Seatrain Intermodal Services, Inc., a cargo shipping company. Mr. Van Ness held various management positions at the start of his professional life with Ford Motor Company, Citibank and Hertz. Mr. Van Ness majored in Sociology and Economics and received a B.A. and M.A. degree and completed his coursework towards his doctorate in Economics. He attended Duke University, Northern State University, South Dakota State University and Syracuse University. Mr. Van Ness has belonged to the New York Athletic Club, the Yale Club, the Chemists' Club and Knollwood Country Club.

         Thomas E. Durkin III, 49, Director since 1999. Mr. Durkin was appointed as Vice President of Corporate Development, General Counsel and Secretary of Capital Environmental Resource, Inc. in October 2001. He is also a partner to Durkin & Durkin, a New Jersey based law firm, with whom Mr. Durkin practiced as a partner from September 1978 until September 1997. Mr. Durkin served as a consultant to Waste Management Inc., a multibillion dollar publicly held international solid waste management company from January 2000 to September 2001. From October 1997 through December 1999, Mr. Durkin served as area Vice President of Business Development of Waste Management Inc. In addition, Mr. Durkin has served as a partner of two privately held real estate brokerage companies. Mr. Durkin graduated from Fordham University in 1975 and graduated Cum Laude from Seton Hall University School of Law in 1978.

         John A. Simourian, 67, Director since 1999. Mr. Simourian has served as Chairman of the Board and Chief Executive Officer of Lily Transportation Corp. ("Lily"), a privately held truck leasing and dedicated logistics company, since 1958 when Mr. Simourian founded Lily. Lily currently employs approximately 750 employees and leases and or operates 4,000 vehicles out of 27 locations from New England to North Carolina. Mr. Simourian attended Harvard University where he received his undergraduate degree in 1957 and his graduate degree from the Harvard Business School in 1961. In 1982 Mr. Simourian was elected to the Harvard University Hall of Fame. Mr. Simourian also served in the United States Navy from 1957 to 1959.

         Continuing Directors

         William T. Brannan, 54, Director since 1994. President and Chief Operating Officer of the Company since November 1994. From January 1991 until October 1994, Mr. Brannan served as President, Americas Region - US Operations, for TNT Express Worldwide, a major European-based overnight express delivery company. Mr. Brannan has 25 years of experience in the transportation and logistics industry.

         Michael Brooks, 48, Director since 1995. Mr. Brooks has served as Director of the Company since December 1995 and as Group Operations President since December 2000. Mr. Brooks previously had been Southeast Region Manager since August 1996 and the President of Silver Star Express, Inc., a subsidiary of the Company, since November 1995. Prior to the merger of Silver Star Express, Inc. into the Company, Mr. Brooks was President of Silver Star Express, Inc. since 1988. Mr. Brooks has 25 years of experience in the same-day delivery and distribution industries. In addition, Mr. Brooks is currently a Director of the Express Carriers Association, an associate member of the National Small Shipment Traffic Conference and an affiliate of the American Transportation Association.

         Jon F. Hanson, 65, Director since 1997. Mr. Hanson has served as the President and Chairman of The Hampshire Companies, a real estate investment firm since December 1976. From April 1991 to the present, Mr. Hanson has served as a director to the Prudential Insurance Company of America. In addition, Mr. Hanson currently serves as a director with HealthSouth, YES Networks, Gemini, and Pascack Community Bank.

         Marilu Marshall, 57, Director since 1997. Vice President Human Resources - North America for Estee Lauder Co. Inc. since October 1998. From November 1987 until September 1998, Ms. Marshall served as Senior Vice-President and General Counsel for Cunard Line Limited. Prior thereto, from July 1984 to September 1987 Ms. Marshall served as the Vice-President and General Counsel of GNOC, Corp., t/a Golden Nugget Hotel & Casino.

         Matthew Morahan, 52, Director since 2000. Mr. Morahan has been a private investor since 1997. From 1994 until 1997, Mr. Morahan served as Executive Vice President of the Macro Hedge Fund of Summit Capitol Advisors LLC. Prior thereto, Mr. Morahan served as Managing Director of the High Yield Department of Paine Webber Group from 1991 to 1994. From 1976 to 1990, he served as Partner and Managing Director of Wertheim & Co. Mr. Morahan served as Vice President of the Corporate Bond Department for Hornblower & Weeks, Hemphill, Noyes & Co. from 1971 to 1976.

         John S. Wehrle, 50, Director since 1997. Managing Director of Gryphon Holdings, L.P. since January 1999. From August 1997 to December 1998, Mr. Wehrle served as President and CEO of Heartland Capital Partners, L.P. Prior thereto, Mr. Wehrle served as Vice President and Head of Mergers & Acquisitions for A.G. Edwards & Sons, Inc. from July 1994 to July 1997. From 1989 to 1994 Mr. Wehrle served as Vice President-Financial Planning for The Dyson-Kissner-Moran Corporation where he was a key participant in acquisitions and corporate development. He also served as Managing Director of Chase Manhattan Bank, N.A. for three years from August 1986 to October 1989 where he was engaged in the execution of Leveraged Acquisitions. From 1976 to 1986 Mr. Wehrle held various positions with both Price Waterhouse and Touche Ross & Co. in both New York and London.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR DESCRIBED ABOVE.

                                  PROPOSAL TWO

                     APPROVAL OF THE AMENDMENT TO CD&L, INC.
                         YEAR 2000 STOCK INCENTIVE PLAN

         In 2000, the Board of Directors and the shareholders of the Company approved the Company's Year 2000 Stock Incentive Plan (the "2000 Plan"). The 2000 Plan supplemented the Company's existing Employee Stock Compensation Program (the "1995 Plan") in facilitating performance based compensation for key employees, providing incentives for participants in the Plan to enhance the value of the stock, and attracting and retaining qualified officers, employees and consultants of the Company. The 2000 Plan, as amended in June 2001, reserved 1,725,000 shares of the Company's Common Stock for issuance thereunder pursuant to stock options and other incentives. On September 19, 2002, the Board of Directors adopted an amendment to the 2000 Plan, subject to shareholder approval, to increase the number of shares available for award by 375,000 shares, for a total of 2,100,000 shares. Prior to the amendment, as of September 20, 2002, there are 1,826,153 options outstanding under the Combined Plans and 1,798,847 shares available for grant of new options under the Combined Plans. Approval of the amendment to the 2000 Plan is intended to ensure that the Company can continue to provide stock options and other performance incentives at levels determined appropriate by the Board of Directors. No change to the Plan other than the number of shares available for grant is being proposed. The following is a brief description of the 2000 Plan.

Purpose.

         The purpose of the 2000 Plan is to provide long-term incentives to select employees, officers and consultants of the Company and its subsidiaries to encourage them to devote their abilities and industry to the success of the Company.

Shares and Incentives Available Under the 2000 Plan.

         The 2000 Plan provides for grants of stock options, restricted stock and performance awards. An aggregate of 1,725,000 shares of Common Stock are presently authorized for issuance under the 2000 Plan, which amount will be proportionately adjusted in the event of certain changes in the Company's capitalization, a merger, or a similar transaction. Upon the approval of the proposed amendment by the shareholders, an additional 375,000 shares will be authorized for issuance under the 2000 Plan, for an aggregate of 2,100,000 shares. Such shares may be treasury shares or newly issued shares or a combination thereof. As of September 20, 2002, the closing sale price per share of the Common Stock on the American Stock Exchange was $.48.

Eligibility.

         The persons eligible to receive awards under the 2000 Plan are those persons who are, or who have agreed to become, officers or employees of, or consultants or advisers to, the Company or any of its subsidiaries. The Company estimates that, as of September 20, 2002, there were approximately 130 individuals eligible to participate in the 2000 Plan. As discretion for the grant of options and awards is vested in the Plan Committee, the Company is unable to determine the identity or number of officers, consultants, advisors and other employees who may be granted options or awards under the 2000 Plan in the future.

Determination of Eligibility; Administration of the 2000 Plan.

         The 2000 Plan is administered by a committee (the "Plan Committee") appointed by the Board of Directors. The Plan Committee must consist of at least two outside directors of the Company. The 2000 Plan provides that the Plan Committee has full discretion and authority to (i) select eligible persons to receive awards, (ii) determine the type, number, and terms and conditions of awards to be granted and the number of shares of Common Stock to which awards will relate, (iii) specify times at which awards may be exercised or settled (including associated performance conditions), set other terms and conditions of awards, and prescribe forms of award agreements, (iv) construe, interpret and specify rules and regulations relating to the 2000 Plan and (v) make all other determinations that may be necessary or advisable for the administration of the 2000 Plan.

         Any action of the Plan Committee is final, conclusive and binding on all parties, including the Company, its stockholders and its employees. The 2000 Plan provides that members of the Plan Committee will not be liable for any act or determination taken or made in good faith in their capacities as such members and will be fully indemnified by the Company with respect to such acts and determinations.

Types of Awards:

         Stock Options. The Plan Committee is authorized to grant stock options to employees of the Company or any of its Subsidiaries or to consultants and advisors of the Company or any of its Subsidiaries who receive cash compensation from the Company. The Plan Committee may grant incentive stock options ("ISOs"), as defined under Section 422 of the Internal Revenue Code (the "Code"), which can result in potentially favorable tax treatment, only to employees, and non-qualified stock options.

         The terms and conditions of grants of stock options granted under the 2000 Plan are set forth in a written agreement (the "Option Agreement").

         The purchase price per share subject to an ISO is not less than the fair market value of a share of Common Stock on the date of grant, except that it must be at least 110% of the fair market value on the date of grant with respect to ISO grants to a 10% stockholder. The purchase price per share subject to a non-qualified stock option may be less than the fair market value of a share of Common Stock on the date of grant. If options are granted with exercise prices below fair market value, however, deductions for compensation attributable to the exercise of such options could be limited by Code Section 162(m). See "-- Federal Income Tax Consequences." The term "fair market value" on any date means the closing sales price per share on such date on the American Stock Exchange. Unless otherwise provided in the applicable Option Agreement, if the purchase price of an option is paid with previously owned shares, a new option exercisable for the number of those shares will be granted with an exercise price equal to the fair market value of a share of Common Stock on the date of exercise of the first option, exercisable six months after the date of grant, and terminating on the same date as the original option. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

         The maximum term of each option, the times at which each option will be exercisable, and the vesting schedule, if any, associated with a stock option grant generally are fixed by the Committee, except that no option may have a term exceeding ten years, or five years in the case of an ISO granted to a 10% stockholder. Unless otherwise provided in the Option Agreement or accelerated as a result of a "change in control" (see "-- Acceleration of Vesting; Change in Control"), options will become fully vested and exercisable with respect to 25% of the underlying shares of Common Stock on each anniversary of the date of grant, provided that the optionee continues to be employed by or is otherwise in the service of the Company on such anniversary date.

         Options may be exercised by providing written notice to the Secretary of the Company, specifying the number of shares to be purchased and accompanied by payment for such shares, and otherwise in accordance with the applicable Option Agreement. Payment may be made, in the discretion of the Plan Committee, in cash, other shares of Common Stock or through cashless exercise procedures approved by the Plan Committee.

         Restricted Stock. The Plan Committee is authorized to grant awards of restricted stock to employees and consultants. A restricted stock award is a grant of shares of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, until the restrictions specified by the Plan Committee lapse. An individual granted restricted stock generally has all of the rights of a stockholder of the Company unless the Plan Committee determines otherwise. The Plan Committee may modify outstanding awards of restricted stock provided that the modification does not adversely alter or impair the holder's rights or obligations under the award without his or her consent. The Plan Committee also has the discretion to determine how dividends related to shares of restricted stock will be paid. When the restrictions imposed on an award lapse, the Plan Committee will deliver a stock certificate for the shares, free of any restrictions, to the individual.

         Performance Awards, Including Performance Unit and Performance Shares Awards. The Plan Committee may also grant a performance award of shares of Common Stock or units, subject to the satisfaction of performance conditions (including subjective individual goals) established by the Committee. These performance conditions may be expressed in terms of (i) earnings per share, (ii) target price per share of Common Stock, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, (vi) revenues, (vii) earnings before income taxes, interest, depreciation or amortization, (viii) market share or market penetration or (ix) any combination of these conditions. These awards entitle the holder who satisfies the performance conditions to receive payment, either in shares of Common Stock or in cash, of the fair market value of a share of Common Stock at the time specified in the award.

         The Plan Committee determines the terms and conditions of performance awards, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of the specified levels of performance, any termination and forfeiture provisions and the form of payment, including the treatment of dividends. An individual granted shares of Common Stock through a performance award generally has all of the rights of a stockholder of the Company unless the Committee determines otherwise. When restrictions imposed upon shares of Common Stock subject to a performance award lapse, the Plan Committee will deliver a stock certificate for such shares, free of any restrictions, to the individual.

Transferability of Awards.

         Grants of stock options and other awards are generally not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under federal securities laws.

Award Limitations.

         The maximum number of shares of Common Stock that an individual may receive may not exceed 300,000 shares. The maximum amount of cash that any individual may receive in respect of performance units denominated in dollars may not exceed $1,000,000.

Acceleration of Vesting; Change in Control.

         The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award or grant. Vesting will occur automatically in the case of a "change in control" of the Company, as defined briefly below, with respect to all outstanding options on the date of a change in control. In addition, the Plan Committee may provide in an Option Agreement that an optionee may surrender an option and receive a cash payment in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock subject to the option over its exercise price. If, following a change in control, the service of an employee terminates, each option that was exercisable on the date of termination will remain exercisable until the expiration of the option's term or the first anniversary of termination, whichever comes first. In addition, unless the Plan Committee has otherwise provided, any restrictions applicable to awards of restricted stock and shares of Common Stock related to performance awards, will lapse upon a change in control. In the discretion of the Committee, awards of performance units may also contain provisions which accelerate vesting in the event of a change in control.

         A change in control includes the acquisition by a "person" with the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, of beneficial ownership of at least 30% the outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities. A change in control also occurs when the current members of the Board of Directors cease for any reason to constitute a majority of the members of the Board of Directors (subject to certain exceptions). The consummation of (i) a merger, consolidation or reorganization with or into the Company or in which the securities of the Company are issued, which merger, consolidation or reorganization does not constitute a "Non-Control Transaction" (as defined in the 2000 Plan); (ii) a complete liquidation or dissolution of the Company or
(iii) the sale or other disposition of all or substantially all of the assets of the Company each constitute a change in control.

         The 2000 Plan also provides that if an employee or consultant is terminated without cause before a change in control but the termination was either at the request of a party interested in acquiring the Company or arose in connection with or in anticipation of a change in control, the vesting rules described above will apply to that individual. For this purpose, "cause" generally means, unless otherwise provided in the agreement evidencing an award or option, intentional failure to perform assigned duties, dishonesty or willful misconduct, involvement in a transaction for personal profit which is adverse to the interests of the Company or any of its subsidiaries, or willful violation of laws and regulations.

Effect of Termination of Employment.

         Except as otherwise provided in the agreement evidencing an award or option, (a) in the event that a participant's employment or service with the Company is terminated for "cause" (as defined above), any outstanding options and awards of such participant will immediately be forfeited; (b) in the event that a participant's employment or service with the Company terminates due to death or disability, all options of such participant will lapse unless exercised, to the extent exercisable at the date of termination, within one year following such date of termination, and all performance awards for which all performance objectives and conditions have been achieved and satisfied (other than conditions based solely on the passage of time) shall be paid in full (any remaining awards of such participant will be forfeited); and (c) in the event that a participant's employment or service with the Company terminates for any other reason, all options of such participant will lapse unless exercised, to the extent exercisable at the date of termination, within the earlier of ninety days following such date of termination or the expiration date of such options, and all performance awards for which all performance objectives and conditions have been achieved and satisfied (other than conditions based solely on the passage of time) shall be paid in full (any remaining awards of such participant will be forfeited).

Amendment, Suspension or Termination of the 2000 Plan.

         The 2000 Plan will terminate on the day preceding the tenth anniversary of its adoption. Prior to that date, the Board of Directors may amend, modify, suspend or terminate the Plan, subject to stockholder approval when required by law. No amendment, modification, suspension or termination may adversely affect the rights of participants, without their consent, under any outstanding awards or grants of options.

Federal Income Tax Consequences of Options and Awards.

         The following is a brief description of the federal income tax consequences generally arising with respect to the grant of Options and Awards pursuant to the 2000 Plan. This summary is based on the Code, regulations, rulings and decisions now in effect, all of which are subject to change by legislation, administrative action or judicial decision. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2000 Plan.

         ISOs. In general, an optionee granted an ISO will not recognize taxable income upon the grant or the exercise of the ISO. The excess of the fair market value of shares of Common Stock received upon exercise of the ISO over the exercise price is, however, a tax preference item which can result in imposition of the alternative minimum tax. The optionee's "tax basis" in the shares of Common Stock acquired upon exercise of the ISO generally will be equal to the exercise price paid by the optionee, except in the case in which the optionee pays the exercise price by delivery of the shares of Common Stock otherwise owned by the optionee (as discussed below).

         If the shares acquired upon the exercise of an ISO are held by the optionee for the "ISO holding period" of at least two years after the date of grant and one year after the date of exercise, the optionee will recognize long-term capital gain or loss upon the sale of the ISO Shares equal to the amount realized upon such sale minus the optionee's tax basis in the shares, and such optionee will not recognize any taxable ordinary income with respect to the ISO. As a general rule, if an optionee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized on the disposition will be taxed as ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the optionee's tax basis in the shares, or (ii) the amount realized upon the disposition minus the optionee's tax basis in the shares. Any gain in excess of the amount realized as ordinary income is capital gain. Certain transactions are not considered disqualifying dispositions including certain exchanges, transfers resulting from the optionee's death, and pledges and hypothecations of ISO Shares.

         Non-qualified stock options. In general, an optionee granted a non-qualified stock option will not recognize taxable income upon the grant of the non-qualified stock option. Upon the exercise of the non-qualified stock option (including an option intended to be an ISO but which has not continued to so qualify at the time of exercise), the optionee generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of exercise minus the exercise price, and the optionee will have a tax basis in the shares equal to the fair market value of the shares at the time of exercise. A subsequent sale of the shares by the optionee generally will result in short-term or long-term capital gain or loss equal to the sale price of such shares minus the optionee's tax basis in such shares.

         In the event that an optionee forfeits an unexercised ISO or a non-qualified stock option (or portion of such option), the optionee will not recognize a loss for federal income tax purposes.

         Restricted stock. Because restricted stock will be restricted as to transferability and subject to a substantial risk of forfeiture for a period of time after awarded, a participant generally will not be subject to taxation at the time of such award. The participant generally must recognize ordinary income equal to the fair market value of the shares at the first time the restricted stock becomes transferable or not subject to a substantial risk of forfeiture. A participant may, however, elect to be taxed at the time of award of restricted stock rather than upon lapse of the restriction on transferability or substantial risk of forfeiture. If a participant makes such an election but subsequently forfeits the restricted stock, he or she would not be entitled to any tax deduction, including a capital loss, for the value of the shares on which he or she previously paid tax.

         Performance Awards. In general, participants will not realize taxable income at the time of the grant of such an Award. Participants will be subject to tax at ordinary income rates on the value of such Awards when payment is received. If, however, an Award is structured to permit a participant to postpone payment, the participant becomes taxable at ordinary income rates when payment is made available or the Award is no longer subject to a substantial risk of forfeiture. If the Award is paid in shares, taxable income will be the fair market value of the shares either at the time the Award is made available or at the time any restrictions (including restrictions under Section 16b of the Exchange Act) subsequently lapse.

         Compensation Deduction Limitation. Code Section 162(m) generally disallows a public company's tax deduction for compensation paid to the Chief Executive Officer, or to the other four most highly compensated officers, in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, if various requirements are satisfied. The Company intends that options (other than non-qualified stock options with respect to which the exercise price is less than the fair market value of the shares subject to such options on the date of grant) and certain other Awards granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such Awards, qualify as "performance-based compensation," so that such Awards will not be subject to the deductibility cap.

         Withholding. The Company has the right to deduct from all Awards paid in cash or from other wages paid to an employee of the Company, any federal, state, or local taxes required by law to be withheld with respect to Awards, and the employee or other person receiving shares under the 2000 Plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares.

         The affirmative vote of a majority of the votes cast at the meeting by the stockholders entitled to vote thereat is required to adopt this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S YEAR 2000 STOCK INCENTIVE PLAN.

                                 PROPOSAL THREE

                           APPROVAL OF THE CD&L, INC.
                2002 STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS

         The Board of Directors adopted the Company's 2002 Stock Option Plan for Independent Directors (the "Director Plan") on September 19, 2002, subject to shareholder approval at the annual meeting. The Board of Directors approved the Director Plan to reserve 100,000 shares of the Company's common stock for grant of stock options to the Company's independent directors. Approval of the Director Plan is intended to ensure that the Company can continue to provide stock options to the Company's independent directors. The following is a brief description of the Director Plan. A complete copy of the Director Plan is attached as an exhibit to this Proxy Statement.

Purpose

         The purpose of the Director Plan is to help the Company attract and retain the most qualified available individuals to serve as independent directors of the Company and to encourage the highest level of participation by those persons in the Company's achievement of its strategic goals. The Director Plan is intended to further these objectives by providing long-term incentives and rewards to non-employee directors and by associating more closely the interests of such directors with those of the Company's shareholders.

Shares Covered by the Director Plan

         An aggregate of 100,000 shares of Common Stock may be granted under the Director Plan. Such shares of Common Stock may be authorized but unissued shares or shares which have been reacquired by the Company.

         At September 20, 2002 outside directors eligible for grants are: John
S. Wehrle, Jon F. Hanson, Marilu Marshall, Thomas E. Durkin III, Matthew Morahan and John A. Simourian. Thomas E Durkin III and John A. Simourian will each receive quarterly options of 1,250 shares at fair market value on October 1, 2002, as will the continuing independent directors which will be in addition to the shares shown on the chart below. Options outstanding under the Plan in favor of these individuals as of September 20, 2002 are as follows:

                                         Number of Options Granted (A)               Weighted Average
                  Name                   (through September 20, 2002)                 Exercise Price
         ----------------------        ---------------------------------         ------------------------
         Thomas E. Durkin III                       16,250                                  $1.40

         Jon F. Hanson                              25,000                                  $2.13

         Marilu Marshall                            25,000                                  $2.13

         Matthew Morahan                            11,250                                  $.60

         John A. Simourian                          16,250                                  $1.40

         John S. Wehrle                             23,750                                  $2.09

(A) All 2002 grants are subject to approval of this proposal.

         The fair market value of the Company's common stock was $0.48 per share at September 20, 2002.

Administration

         The Director Plan is administered by a committee appointed by the Board of Directors (the "Plan Committee"); no Independent Director (as defined above) may be a member of the Plan Committee. The Plan Committee is authorized to interpret the Director Plan, to prescribe, amend and rescind rules and regulations relating to the Director Plan and to make all other determinations it may deem necessary or advisable for the administration of the Director Plan.

Eligibility

         In order to be eligible to participate in the plan on any Quarter Date, a director must not be an employee of the Company as of such Quarter Date. A non-employee director of the Company is referred to herein as an "Independent Director".

Options

         Under the Director Plan, as amended, an Independent Director (as defined below) is granted an option (an "Option") to purchase 1,250 shares of Common Stock on each Quarter Date, meaning the first day on which the Common Stock is traded on the American Stock Exchange (or the Company's principal securities exchange or over-the-counter if the Common Stock is no longer traded on the American Stock Exchange) in January, April, July and October of each year.

Option Price

         The purchase price per share of Common Stock covered by each Option is the Fair Market Value (as defined in the Director Plan) of a share of Common Stock on the date the Option is granted.

Exercise of Options; Term

         An Option granted to an Independent Director under the Director Plan becomes fully exercisable as to 100% of the shares of Common Stock covered thereby one year after the date of grant, and may be exercised as to any or all full shares of Common Stock as to which such Option is then exercisable. The purchase price of shares of Common Stock as to which an Option is exercised is payable in full at the time of exercise in cash or in securities of the Company having a Fair Market Value on the date of exercise equal to the portion of the purchase price being paid. In addition, the Independent Director exercising the option is required to pay promptly any amount necessary to satisfy applicable Federal, state or local tax and/or withholding requirements.

         The term of each Option is ten years from the date of grant, subject in certain circumstances to early termination or acceleration.

Transfer; Death or Disability of Holder; Termination of Service on the Board

         Options granted under the Director Plan are nontransferable, except by will or by the laws of descent and distribution. In the event that a participating director's relationship with the Company terminates as a result of death, the participating director's estate will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or two years from the date of death. If the participating director's relationship with the Company terminates as a result of retirement or disability, the participating director will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of termination. If the participating director's relationship with the Company terminates for cause, all options will automatically expire upon termination. If the participating director's relationship with the Company terminates other than as a result of death, disability, or removal for cause, the participating director will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or awards or three months from the date of termination. A director who has served as a director for at least three years will retain his options for the full ten year term, notwithstanding termination of service as a director. Upon the occurrence of a "Change in Control Event" (as defined in the Plan), the Plan Committee may, in its sole discretion, accelerate the exercisability of all outstanding options or cancel such options in exchange of a cash payment equal to the difference between the fair market value of the shares of Common Stock on the date of the Change in Control Event and the exercise price of the related options.

Termination, Amendment and Modification

         The Board of Directors of the Company may, at any time prior to the termination of the Director Plan, suspend, terminate, modify or amend the Director Plan; provided that any increase in the aggregate number of shares of Common Stock reserved for issue upon the exercise of Options, any increase in the maximum number of shares of Common Stock for which Options may be granted to any director, any reduction in the purchase price of Common Stock covered by any Option, any extension of the period during which Options may be granted or exercised, or any material modification in the requirements as to eligibility for participation in the Director Plan, shall be subject to the approval of stockholders, except that any such increase, reduction or change that may result from anti-dilution adjustments shall not require such approval. Notwithstanding the foregoing, the Director Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. No suspension, termination, modification or amendment the Director Plan may, without the express written consent of the director to whom an Option shall theretofore have been granted, adversely affect the rights of such director under such Option.

Federal Income Tax Consequences

Treatment of Options

         Options granted under the Director Plan will be treated as Non-Qualified Stock Options under the Code. No income will be recognized to the optionee at the time of the grant of the Options under the Director Plan, nor will the Company be entitled to a tax deduction at that time.

         Generally, upon exercise of a Non-Qualified Stock Option, an optionee will be subject to ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee's taxable year. The Company will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a Non-Qualified Stock Option, tenders shares of Common Stock in partial or full payment of the Option price, no gain or loss will be recognized on the tender.

Persons Subject to Liability Under Section 16(b) of the Exchange Act

         Special rules apply under the Code which may delay the timing and alter the amount of income recognized with respect to awards granted to persons subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such persons include directors, officers for purposes of Section 16 of the Exchange Act and holders of more than 10% of the outstanding Common Stock.

Tax Withholding

         The Company, as and when appropriate, shall have the right to require each optionee purchasing shares of Common Stock to pay any federal, state or local taxes required by law to be withheld.

Other

         The Director Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and is not qualified under Section 401 of the Code.

         The affirmative vote of a majority of the votes cast at the meeting by the shareholders entitled to vote thereat is required to adopt this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE CD&L, INC. 2002 STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS.

                         BOARD ORGANIZATION AND MEETINGS

         During the year ended December 31, 2001, the Board of Directors held five meetings. During 2001, all members of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. The Company has standing Audit, Compensation and Nominating Committees of the Board of Directors. Each of the Committees is described below.

         Audit Committee. During 2001, the Audit Committee met four times. The Audit Committee is comprised of Mr. Wehrle, Chairman, Mr. Hanson, Mr. Simourian and Mr. Durkin. The Audit Committee makes recommendations to the Board of Directors with respect to the selection of the independent auditors of the Company's financial statements, reviews the scope of the annual audit and meets periodically with the Company's independent auditors to review their findings and recommendations, reviews quarterly financial information and earnings releases prior to public dissemination, and periodically reviews the Company's adequacy of internal accounting controls.

         Compensation Committee. During 2001, the Compensation Committee met three times. The Compensation Committee is comprised of Ms. Marshall, Chairperson, Mr. Wehrle, Mr. Morahan, and Mr. Durkin. The Compensation Committee periodically reviews and determines the amount and form of compensation and benefits payable to the Company's principal executive officers and certain other management personnel. The Compensation Committee also administers the Company's stock option plans and certain of the Company's other employee benefit plans.

         Nominating Committee. During 2001, the Nominating Committee met once. The Nominating Committee is comprised of Messrs. Van Ness, Chairman, Durkin and Hanson. The Nominating Committee recommends nominations for outside directors, considers candidates for director vacancies and other such management matters presented to it by the Board of Directors. The Nominating Committee will consider appropriate persons recommended by stockholders for election to the Board of Directors. Stockholders wishing to submit such recommendations may do so by sending a written notice to the Secretary of the Company together with supporting information a reasonable period of time prior to the mailing of the Company's Proxy Statement for the related Annual Meeting.

                            COMPENSATION OF DIRECTORS

         Directors who are employees of the Company do not receive additional compensation for serving as directors. Effective in 1997, each director who is not an employee of the Company received an annual retainer of $16,000 ($18,000 for any committee chairperson). The total directors fees earned by non-employee directors in 2001 was $100,000. Directors of the Company are reimbursed for out-of-pocket expenses incurred in their capacity as directors of the Company. Non-employee directors also receive stock options under the Company's 1995 Stock Option Plan. The Company granted quarterly options of 1,250 shares at fair market value to each of the non-employee directors.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of September 20, 2002 with respect to beneficial ownership of the Common Stock by (i) each director,
(ii) each executive named in the Summary Compensation Table (the "Named Executives") and (iii) all executive officers and directors as a group. Unless otherwise indicated, the address of each such person is c/o CD&L, Inc., 80 Wesley Street, South Hackensack, New Jersey 07606. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                           Amount of Beneficial Ownership (1)
                                           ----------------------------------


                                                          Shares
                                                         Issuable
                                                      Upon Exercise
                                                         of Stock              Total             Percentage
          Name                     Shares               Options (1)            Shares               Owned
          ----                     ------               -----------            ------               -----
Albert W. Van Ness, Jr.           136,160                  672,814            808,974                 9.7%
William T. Brannan                113,796                  253,666            367,462                 4.6
Michael Brooks                    251,955(2)               196,461            448,416                 5.7
Thomas E. Durkin III                 -                      16,250             16,250                 *
John F. Hanson                     59,000(3)                25,000             84,000                 1.1
Marilu Marshall                      -                      25,000             25,000                 *
Matthew J. Morahan                222,008                   11,250            233,258                 3.0
John A. Simourian                    -                      16,250             16,250                 *
John S. Wehrle                       -                      23,750             23,750                 *
Russell Reardon                    74,238                  171,250            245,488                 3.1
Jeremy Weinstein                   61,488                   37,131             98,619                 1.3
All executive officers
   and directors as a
   group (13  persons)            918,645                1,486,114          2,404,759                26.3%

------------
*    Less than 1%

(1) Includes options granted pursuant to the Employee Stock Compensation Program and the Director Plan, which are exercisable within 60 days of September 20, 2002.

(2)  Includes 3,500 shares held by Mr. Brooks' wife.

(3) Represents 59,000 shares held by Ledgewood Employees Retirement Plan of which Mr. Hanson is a beneficiary.


                             EXECUTIVE COMPENSATION

         The following table summarizes certain information relating to compensation for services rendered during the years ended December 31, 1999, 2000 and 2001 to each person serving as the Chief Executive Officer of the Company and each of the Company's four other most highly paid executive officers whose compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                                                                            Long-Term
                                                                                          Compensation
                                                Annual Compensation                            (1)
-------------------------------- ------------------------------------------------  ---------------------------
                                                                                             Awards
-------------------------------- ------------------------------------------------  ---------------------------
                                                                         Other                     Securities
                                                                         Annual      Restricted    Underlying
                                                                        Compen-        Stock        Options/      All Other
         Name and                            Salary        Bonus         sation        Awards         SARs         Compen-
    Principal Position            Year         ($)          ($)          ($)(2)         ($)            (3)        sation ($)
-------------------------------- -------  -----------  ------------  ------------  -------------  ------------  ---------------
Albert W. Van Ness, Jr.           2001      288,119       173,625           -             -           25,000          -
   Chairman and Chief             2000      280,198        75,000(4)        -             -           25,000          -
   Executive Officer              1999      150,000        75,000           -        150,000(5)       67,229          -

William T. Brannan                2001      275,764        39,375           -             -             -             -
   President and Chief            2000      241,760        10,000           -             -          150,000          -
   Operating Officer              1999      224,658        48,621           -             -           40,000          -

Michael Brooks                    2001      218,461        32,500           -             -             -             -
   Distribution Group             2000      193,454        10,380           -             -          150,000          -
   President                      1999      175,005        30,438           -             -           28,000          -

Russell Reardon                   2001      185,385        37,500           -             -             -             -
   Chief Financial Officer        2000      167,231         5,975           -             -          150,000          -
                                  1999      120,085        15,675           -             -           27,500          -

Jeremy Weinstein                  2001      160,250        28,900           -             -             -             -
   Corporate Controller           2000      149,369        19,392           -             -             -             -
                                  1999      145,692        36,970           -             -             -             -

-----------------
(1) The Company did not grant any stock appreciation rights or make any long-term incentive plan pay-out during the years ended December 31, 1999, 2000 and 2001.

(2) Excludes certain personal benefits, the total value of which was less than the lesser of either $50,000 or 10% of the total annual salary and bonus for each of the executives.

(3) Comprised solely of incentive or non-qualified stock options. See "Stock Option Plans - Employee Stock Compensation Program and Year 2000 Stock Incentive Plan."

(4)  Additional bonus earned for extension of his employment agreement.

(5) The restricted stock award of 47,051 shares of the Company's Common stock was made on April 9, 1999 under the Company's Employee Stock Compensation Program and is not subject to forfeiture.

Employment Agreements; Covenants-Not-To-Compete

         Effective as of January 5, 2000, Mr. Van Ness entered into an employment agreement with the Company (the "2000 Agreement") commencing upon termination of the employment agreement with the Company entered into on January 4, 1999. In January 2001, certain terms of the 2000 Agreement were modified by an Amendatory Agreement which was further orally modified in June 2001 to provide for an annual salary of $300,000 per year for the duration of the 2000 Agreement with the right to receive an annual bonus equal to up to 100% of Mr. Van Ness' then-current base salary based upon the Company attaining certain targets. For the period January 1, 2001 to present, Mr. Van Ness has continued to serve as the Company's Chairman of the Board and Chief Executive Officer. Mr. Van Ness and the Company have negotiated an extension of the 2000 Agreement at a reduced salary of $250,000 per year.

         The employment agreement provides that, in the event of a termination of employment by the Company for any reason other than "cause" or "disability" (as defined in the 2000 Agreement) or by Mr. Van Ness as a result of a material breach by the Company, then Mr. Van Ness will be entitled to receive for the remainder of the term all base salary due, all annual bonuses and all other benefits and prerequisites. In the event that Mr. Van Ness' employment terminates within 360 days of a "change in control" (as defined in the 2000 Agreement), Mr. Van Ness will be entitled to receive two times the sum of his then-current base salary and the highest annual bonus earned by him during his employment with the Company (subject to certain limitations under the Internal Revenue Code). Mr. Van Ness' employment agreement is subject to certain non-competition, non-solicitation and anti-raiding provisions.

         Effective as of May 1, 2000 Messrs. Brannan, Brooks and Reardon entered into five year employment agreements with the Company. Salaries for those individuals under the agreement in 2001 were, respectively, $300,000, $240,000 and $200,000.

         Each agreement contains identical terms and conditions (other than salary) including covenants against competition and change in control provisions. The change in control provision provides that if the employment with the Company is terminated for any reason by either the employee or the Company within six months following a change in control of the Company, the employee will be entitled to receive a lump sum payment equal to two (2) times the sum of employee's then current base salary plus the highest approved bonus payment made to the employee during his employment with the Company (subject to certain limitations under the Internal Revenue Code). Each employment agreement also contains non-competition covenants that will continue for two years following termination of employment unless termination was by the Company without cause or by the employee as a result of a breach of the employment agreement by the Company in which event the covenants against competition will cease upon termination of employment.

                               STOCK OPTION PLANS

Employee Stock Compensation Program and Year 2000 Stock Incentive Plan

         In 1995 and 2000, the Board of Directors adopted, and the stockholders of the Company approved, the Employee Stock Compensation Program and the Year 2000 Stock Incentive Plan, respectively, (together, the "Stock Option Plans") in order to attract and retain qualified officers and employees of the Company, to facilitate performance-based compensation for key employees and to provide incentives for the participants in the Stock Option Plans to enhance the value of the Common Stock. The Stock Option Plans are administered by the Compensation Committee and authorize the granting of incentive stock options, non-qualified supplementary options, stock appreciation rights, performance shares and stock bonus awards to key employees of the Company including those employees serving as officers or directors of the Company. The Company has reserved 1,900,000 shares of Common Stock for issuance in connection with the Employee Stock Compensation Program and 1,725,000 shares of Common Stock for issuance in connection with the 2000 Plan (with an additional 375,000 shares to be received if Proposal Two is adopted), of which approximately 1,798,847 shares from the plans remain available for grant. Options granted under the Stock Option Plans have an exercise price equal to the fair market value of the underlying Common Stock at the date of grant and vest over a four-year period unless otherwise agreed by the Compensation Committee of the Board of Directors at the time of grant.

Stock Option Plan for Independent Directors

         Outside directors receive options under the Company's 1995 Stock Option Plan for Independent Directors (the "Director Plan"). The purpose of the Director Plan is to help the Company attract and retain the most qualified available individuals to serve as independent directors of the Company and to encourage the highest level of participation by those persons in the Company's achievement of its strategic goals. Under the Director Plan, an independent director is granted an option to purchase 1,250 shares of Common Stock on each Quarter Date, meaning the first day on which the Common Stock is traded on the American Stock Exchange in January, April, July and October of each year. The purchase price per share of Common Stock covered by each option is the fair market value of a shares of Common Stock on the date the option is granted.

         An option granted to an independent director under the Director Plan becomes fully exercisable as to 100% of the shares of Common Stock covered thereby one year after the date of grant and may be exercised as to any or all full shares of Common Stock as to which such option is then exercisable. The term of each option is ten years from the date of grant. In order to be eligible to participate in the Director Plan on any Quarter Date, a director must not be an employee as of such Quarter Date.

         The following table summarizes certain information relating to the grant of stock options to purchase Common Stock to each of the executives named in the Summary Compensation Table above.

                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)
                                            Individual Grants
------------------------------------------------------------------------------------------------------------------
                                               % of Total
                             Number of        Options/SARs
                            Securities         Granted to       Exercise or                        Grant Date
                           Options/SARs       Employees in      Base Price       Expiration          Present
         Name               Granted(#)         Fiscal Year        ($/sh)            Date           Value $(2)
------------------------ ------------------ ------------------ -------------- ----------------- ------------------
Albert W. Van Ness, Jr.       25,000             100%              $0.625         1/5/2011           14,792
William T. Brannan              --                --               --                --                --
Michael Brooks                  --                --               --                --                --
Russell Reardon                 --                --               --                --                --
Jeremy Weinstein                --                --               --                --                --

-------------
(1)  The Company did not grant any stock appreciation rights in 2001.

(2) The present value of the options granted was determined using the Black-Scholes pricing model and based on the following assumptions: the risk free interest rate was 4.8%, the expected term of the option was 7 years, the volatility factor was 141% and the dividend yield was 0.

                           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                     AND FY-END OPTION/SAR VALUES(1)
                                                                                                              Value of
                                                                           Number of Securities              Unexercised
                                                                          Underlying Unexercised            In-The-Money
                                                                               Options/SARs                 Options/SARs
                                    Shares                                    at FY-End (#)               at FY-End ($)(3)
                                   Acquired            Value         ------------------------------     ---------------------
                                 On Exercise          Realized                 Exercisable/                  Exerisable/
          Name                      (#)(2)             ($)(2)                 Unexercisable                 Unexercisable
-------------------------     -----------------     ------------     ------------------------------     ---------------------
Albert W. Van Ness, Jr.               --                 --                     647,814/0                       - / -
William T. Brannan                    --                 --                   196,166/65,000                    - / -
Michael Brooks                        --                 --                   139,461/64,000                    - / -
Russell Reardon                       --                 --                   115,000/62,500                    - / -
Jeremy Weinstein                      --                 --                   32,756/10,000                     - / -

-------------
(1)  No stock appreciation rights have been granted by the Company.

(2)  No options were exercised in 2001.

(3) As of December 31, 2001, the fair market value of a share of Common Stock (presumed to equal the closing sale price as reported on the American Stock Exchange) was $0.35.


Employee Stock Purchase Plan

         The Company has an employee stock purchase plan ("ESPP") intended to meet the qualification for such a plan under applicable federal income tax laws. The Company's ESPP was designed to provide employees of the Company with an incentive to continue devoting their best efforts to the success of the Company, and to afford the employees the opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company by purchasing shares of Common Stock through payroll deductions. The number of shares available for purchase under the ESPP as of December 31, 2001 was 121,626 shares of Common Stock.

         During the period when employees are permitted to make purchases, the purchase price of the shares of Common Stock will be equal to 85% of the lesser of:

                  o the per share "Market Price" (as defined in the ESPP) at the close of the business day prior to the beginning of the Purchase Period (as defined in the ESPP); or

                  o the per share Market Price on the last day of the Purchase
                    Period.

         In the event of a merger, consolidation or sale of substantially all of the Company's assets, or other reorganization in which the Company is not the surviving or acquiring corporation or in which the Company becomes a wholly-owned subsidiary of another company, the Board of Directors will in good faith, in its sole discretion seek to have the surviving or acquiring corporation adopt the ESPP or, to the extent that rights granted under the ESPP are not deemed to be granted until the last day of the applicable Purchase Period, to settle the participating employees' rights by payment of cash or other consideration. If neither can be arranged or if the Company is liquidated or dissolved (other than pursuant to a sale of assets or other reorganization), each participant may elect to (a) have the funds previously credited to his account through payroll deductions applied in whole or in part toward the purchase of a whole number of shares of Common Stock, or (b) have the funds previously credited to his account through payroll deductions refunded to him in cash, without interest.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and to provide the Company with initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. A Form 4 for reporting certain stock purchases in August 2001 for Mr. Matthew Morahan was filed late in September 2001. The initial Form 3 for Mr. Anthony Guzzo was filed late in April 2002. Based solely upon a review of such reports furnished to the Company by its directors and executive officers, the Company believes that all other Section 16(a) reporting requirements were timely fulfilled during 2001.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

Overview

         The Company did not conduct any operations prior to November 1995 when it acquired 11 companies (the "Subsidiaries") in the same-day and air delivery and logistics services business (the "Combination"). As part of the Combination, the Company entered into employment agreements with certain senior officers of the Subsidiaries. In addition, the Company had previously entered into an employment agreement with William T. Brannan prior to the Combination. The employment agreement with Mr. Brannan was the product of arms-length negotiation between Mr. Brannan and a committee of senior officers of the Subsidiaries.

         Accordingly, when the Compensation Committee was formed upon the consummation of the Company's initial public offering in November 1995, all executive officers were subject to long-term (generally five year) employment agreements which fixed the salaries and benefits (including stock options) to be initially granted. Those contracts expired in 2000, and the Compensation Committee was concerned during that year about retaining key management on a long term basis. Mr. Van Ness also had an employment contract that expired in January 2000. Accordingly, the Company entered into new agreements with all key management during 2000.

         In approaching new employment agreements for Mr. Van Ness and the other named executive officers, the Compensation Committee viewed compensation of executives as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit program. The current compensation element focuses upon the executive officer's salary and is designed to provide competitive reimbursement for services rendered. The Company's standard benefit package consists primarily of health insurance benefits and eligibility for annual bonuses based upon performance. The long-term benefit element is reflected in the grants of stock options. As the most highly compensated officers received significant grants in 2000, there were no grants in 2001 other than a grant of 25,000 options to Mr. Van Ness, as required under his employment contract. During each of 2001 and 2002, the Compensation Committee approved amendments to the Year 2000 Stock Incentive Plan to make options for an additional 375,000 shares each year, for a total of 2,100,000 shares available for grant to ensure that the Company could continue to provide stock options at levels at appropriate levels to incentivize officers and other key employees.

Base Salary

         Base salaries for the five highest paid executive officers of the Company for 2001 ranged from $160,000 to $300,000. Under the new employment agreements, base pay was established at levels that were considered appropriate to retain the Company's experienced management team and to be at competitive levels. While base pay is important, the Company's compensation package also attempts to place significant emphasis on other areas of compensation. Executive officers understand that significant opportunities for substantial compensation lay in annual bonus compensation and appreciation in the value of stock options.

Annual Incentive Plan

         The incentive plan is designed to provide current compensation to selected key employees who contribute in a substantial degree to the success of the Company. Pursuant to the plan, executives selected by the Compensation Committee (with the advice of the Chief Executive Officer) are entitled to cash bonuses in the event that the Company achieves certain performance targets based upon sales volume, levels of responsibility and goals. In addition, the Chief Executive Officer is entitled under his employment contract to a bonus based on performance goals set with the Compensation Committee. Mr. Van Ness earned a bonus of $173,625 for performance in 2001. The other named executives earned bonuses ranging from $28,900 to $39,375 for the year.

Long-Term Incentive Plan

         A shareholder-approved long-term incentive plan consisting of the grant of stock options to key employees under the Company's 1995 Employee Stock Compensation Program and the Year 2000 Stock Incentive Plan (the "Program") is designed to focus executive efforts on the long-term goals of the Company and to maximize total returns to stockholders. Stock options align the interest of employees and stockholders by providing value to the executive through stock price appreciation only. During 2001, the Company granted a total of 25,000 stock options to Mr. Van Ness (as required under his employment contract) and none to other employees under the Program. The stock options granted during 2001 were granted at fair market value as of the date of grants, which was $0.625 per share. The Compensation Committee believed that with the five year employment agreements of certain members of the top management of the Company expiring in 2001, and to retain recent additions to senior management, significant stock option grants were required in 2000, so no other options were granted in 2001. It is anticipated that future stock option awards will be made at the discretion of the Plan Committee (with the advice of the Chief Executive Officer).

         All of the named officers have change in control provisions as part of their employment agreements, which generally provide for two times base salary plus the highest annual bonus as a payment on a change in control which contain identical terms. The Compensation Committee thought it was important for the Company to enter into these arrangements in order to provide security to these officers in the event of a change in control (as defined), to promote their continued affiliation with the Company and to protect both the Company and the shareholders by assuring continuity during a transition period related to any change in control.

2001 Chief Executive Officer Pay

         Effective as of January 5, 2000, Mr. Van Ness entered into an employment agreement with the Company (the "2000 Agreement") commencing upon termination of the employment agreement with the Company entered into on January 4, 1999. In January 2001, certain terms of the 2000 Agreement were modified by an Amendatory Agreement which was further orally modified in June 2001 to provide for an annual salary of $300,000 per year for the duration of the 2000 Agreement with the right to receive an annual bonus equal to up to 100% of Mr. Van Ness' then-current base salary based upon the Company attaining certain targets. For the period January 1, 2001 to present, Mr. Van Ness has continued to serve as the Company's Chairman of the Board and Chief Executive Officer. Mr. Van Ness and the Company have negotiated an extension of the 2000 Agreement at a reduced salary of $250,000 per year.

         The employment agreement provides that, in the event of a termination of employment by the Company for any reason other than "cause" or "disability" (as defined in the 2000 Agreement) or by Mr. Van Ness as a result of a material breach by the Company, then Mr. Van Ness will be entitled to receive for the remainder of the term all base salary due, all annual bonuses and all other benefits and prerequisites. In the event that Mr. Van Ness' employment terminates within 360 days of a "change in control" (as defined in the 2000 Agreement), Mr. Van Ness will be entitled to receive two times the sum of his then-current base salary and the highest annual bonus earned by him during his employment with the Company (subject to certain limitations under the Internal Revenue Code). Mr. Van Ness' employment agreement is subject to certain non-competition, non-solicitation and anti-raiding provisions.

         This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

         This report is furnished by the Compensation Committee of the Board of Directors.

                             Marilu Marshall, Chair
             Thomas E. Durkin III Matthew J. Morahan John S. Wehrle

                             AUDIT COMMITTEE MATTERS

         Audit Committee Charter. The Board has adopted an Audit Committee Charter which was attached as Exhibit A to the Company's Proxy Statement filed with the Securities and Exchange Commission on May 17, 2001.

         Independence of Audit Committee Members. The Common Stock is listed on the American Stock Exchange and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in of the American Stock Exchange listing standards ss.121(A).

         Audit Committee Report. In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2001:

1. the Audit Committee reviewed and discussed the audited financial statements with the Company's management;

2. the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61;

3. the Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence; and

4. based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2001 Annual Report on Form 10-K.

         This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

         This report is furnished by the Audit Committee of the Board of Directors.

                            John S. Wehrle, Chairman
           Jon F. Hanson John A. Simourian, Jr. Thomas E. Durkin, III

Appointment of Independent Auditors

         Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended December 31, 2001. The Board of Directors has selected Deloitte & Touche LLP ("Deloitte") as its independent auditors for the fiscal year ended December 31, 2002. Representatives of Deloitte will be present at the Meeting to answer questions. They will also have an opportunity to make a statement if they desire and will be available to respond to appropriate questions of the stockholders.

         On August 5, 2002, the Board of Directors of the Company and its Audit Committee dismissed Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and engaged Deloitte to serve as the Company's independent public accountants for the balance of the fiscal year 2002.

         Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended December 31, 2001, 2000 and 1999 and through August 5, 2002, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         During the years ended December 31, 2001, 2000 and 1999 and through the date of the Board's decision, the Company did not consult with Deloitte with respect to the application of accounting principles to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Accounting Fees and Other Accounting Matters

         Audit Fees. The Company was billed $240,000 for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during 2001.

         Financial Information Systems Design Implementation Fees. The Company was billed $0 for any professional services described in Paragraph (c) (4) (ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) rendered by the Company's principal accountant during the year ended December 31, 2001.

         All Other Fees. The Company was billed $110,000 for non-audit services (other than the non-audit services described above) rendered by the Company's principal accountant during the year ended December 31, 2001.

         Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Company's principal accountant.

         Of the time expended by the Company's principal accountant to audit the Company's financial statements for the year ended December 31, 2001, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

                                PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN

INDEX VALUE ($)
                       1996      1997      1998      1999      2000      2001
 CD&L                 100.00     55.56     70.14     80.56      9.72      7.78
 DOW JONES TRANS.     100.00    128.64    121.56    106.46    118.21    113.71
 S&P 500              100.00    133.36    171.47    207.56    188.66    166.24


         The Performance Graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Transportation Index for the Year 1997, 1998, 1999, 2000 and 2001, assuming the investment of $100 on December 31, 1996 and the reinvestment of all dividends since that date to December 31, 2001.

         The performance of the Company's Common Stock reflected above is not necessarily indicative of the future performance of the Common Stock. The total return on investment (change in the year-end stock price plus reinvested dividends) for the period shown for the Company, the S&P 500 Index and the Dow Jones Transportation Index is based on the stock price or composite index at December 31, 1997.

         The performance chart which appears above shall not be deemed to be incorporated by reference by any general statement incorporating this Annual Report by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act of 1934, as amended, and shall not be deemed filed under either of such Acts except to the extent that the Company specifically incorporates this information by reference.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee is comprised currently of Ms. Marilu Marshall, Chair, Mr. Thomas E. Durkin III, Mr. Matthew J. Morahan, and Mr. John S. Wehrle. None of the Committee's members have been an officer or employee of the Company. At present, no executive officer of the Company and no member of its Compensation Committee is a director or compensation committee member of any other business entity which has an executive officer that sits on the Company's Board of Directors or Compensation Committee.

                              CERTAIN TRANSACTIONS

Real Estate Transactions

         Mr. Brooks and members of his immediate family own various real estate partnerships which lease properties to Silver Star, a subsidiary of the Company for use as terminals in Miami, Florida, Atlanta and Valdosta, Georgia and Dayton, Ohio. In 2001, Silver Star paid approximately $137,000 in rent for these properties. As of January 1, 2002, the Company is obligated to pay rentals of approximately $58,000 for these properties, which the Company believes to be the fair market rental value of the properties.

Company Policy

         In the future, transactions with officers, directors and affiliates of the Company are anticipated to be minimal and will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                              STOCKHOLDER PROPOSALS

         The Company historically has held its annual meeting of shareholders in the first week of June, and mailed its proxy statement on or about April 30. The Company delayed its meeting this year, but intends to revert to its historic schedule for 2003. Accordingly, any proposal intended to be presented by a stockholder at the 2003 Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on December 31, 2002 to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting and by March 16, 2003 in order for the proposal to be considered timely for consideration at next year's Annual Meeting (but not included in the Proxy Statement for such meeting). Any proposal should be addressed to Mark Carlesimo, Secretary, CD&L, Inc., 80 Wesley Street, South Hackensack, New Jersey 07606 and should be sent by certified mail, return receipt requested.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the Meeting for action by the stockholders. However, if any other matters are properly brought before the Meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

                                     By Order of the Board of Directors



                                     Mark Carlesimo
                                     Secretary

October 4, 2002

         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2001 AND QUARTERLY REPORT FOR THE QUARTER ENDED JUNE 30, 2002 ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT AND THE QUARTERLY REPORT ARE NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL NOR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                   CD&L, INC.

                             2002 STOCK OPTION PLAN

                            FOR INDEPENDENT DIRECTORS


1. Purpose of the 2002 Stock Option Plan for Independent Directors.

                  CD&L, Inc. (the "Company") desires to attract and retain the most qualified available individuals to serve as independent directors of the Company and to encourage the highest level of participation by those persons in the Company's achievement of its strategic goals. The 2002 Stock Option Plan for Independent Directors (the "Director Plan") is intended to contribute significantly to the attainment of these objectives, by (i) providing long-term incentives and rewards to all non-employee directors of the Company, (ii) assisting the Company in attracting and retaining independent directors with experience and ability and (iii) associating more closely the interests of such directors with those of the Company's stockholders.

                  Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934 (the "1934 Act"). To the extent any provision of the Director Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

2. Definitions.

                  As used herein, the following definitions shall apply.

                  (a) "Anniversary Date" shall mean, for each Independent Director, the date on which such Independent Director is first elected to serve on the Board and each annual anniversary of such date on which such person continues to serve on the Board as an Independent Director.

                  (b)  "Board" shall mean the Board of Directors of the Company.

                  (c) A "Change in Control Event" shall be deemed to have occurred if:

                           (i)      Any person, firm or corporation acquires
directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company;

                           (ii)     the individuals (A) who, as of the date
hereof constitute the Board (the "Original Directors") or (B) who hereafter are elected to the Board and whose election, or nomination for election, to the Board is approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors") or (C) who are elected to the Board and whose election or nomination for election to the Board is approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board;

                           (iii)    The stockholders of the Company shall
approve a merger, consolidation, recapitalization or reorganization of the Company or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

                           (iv)     The stockholders of the Company shall
approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e. 50% or more in value of the total assets of the Company).

                  (d) "Code" shall mean the Internal Revenue code of 1986, as amended.

                  (e) "Committee" shall mean the stock option committee appointed by the Board in accordance with paragraph 4(a) of the Director Plan.

                  (f) "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

                  (g) "Employee" shall mean any person employed on a full-time basis by the Company or any present or future Subsidiary of the Company.

                  (h) "Fair Market Value" of a share of Common Stock shall be determined as set forth in Section 7(b) of the Director Plan.

                  (i) "Independent Director" shall mean any member of the Board, who, on any Quarter Date, is not an Employee.

                  (j) "Option" shall mean the right, granted pursuant to Section 6 of the Director Plan, to purchase one or more shares of Common Stock.

                  (k)  "Optionee" shall mean any person who receives an Option under the Director Plan.

                  (l) "Quarter Date" shall mean the first day on which the Common Stock is traded on the American Stock Exchange (or the Company's principal securities exchange or over-the-counter if the Common Stock is no longer traded on the American Stock Exchange) in January, April, July and October of each year.

                  (l) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 424(f) and
(g) of the Code.

3. Scope and Duration of the Director Plan.

                  Under the Director Plan Options to purchase Common Stock of the Company shall be granted. An aggregate of 100,000 shares of Common Stock may be granted under the Director Plan. Upon exercise of Options granted under the Director Plan, Optionees may receive authorized but unissued shares of Common Stock or shares of Common Stock which shall have been or which may be reacquired by the Company, as the Board of Directors of the Company shall from time to time determine. Such aggregate numbers shall be subject to adjustment as provided in Paragraph 13. If an Option shall expire or terminate for any reason without having been exercised in full, the shares of Common Stock represented by the portion thereof not so exercised or surrendered shall (unless the Director Plan shall have been terminated) become available for other options under the Director Plan. No Option shall be granted under the Director Plan more than ten years after the adoption of the Director Plan by the Board. The grant of an Option is sometimes referred to as an Award thereof.

4. Administration of the Director Plan.

                  The Board shall appoint a committee of the Board (the "Committee") to administer the Director Plan. The Committee shall consist of not less than three Directors, one of whom shall be appointed Chairperson, and none of whom shall be Independent Directors.

                  The Committee shall have authority in its discretion, subject to and not inconsistent with the express provisions of the Director Plan, to interpret the Director Plan; to prescribe, amend and rescind rules and regulations relating to the Director Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Options qualify, to the maximum extent possible, for exemptions under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Securities Exchange Act of 1934, as amended; and to make all other determinations it may deem necessary or advisable for the administration of the Director Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Director Plan or any Option granted under it.

5. Eligibility.

                  (a) The only persons eligible to receive Options under the Plan shall be persons who, on a Quarter Date, constitute Independent Directors.

                  (b) No member of the Committee shall be eligible to receive Options under the Plan while serving on the Committee.

6. Automatic Grant.

                  The Company shall grant to each Independent Director an Option to purchase 1,250 shares of Common Stock (subject to adjustment pursuant to Section 13 hereof) on each Quarter Date.

7. Option Price.

                  (a) The purchase price per share of the Common Stock covered by each Option shall be the Fair Market Value of a share of the Common Stock on the date the Option is granted.

                  (b) If, at the time an Option is granted, the Common Stock is publicly traded, such fair market value shall be the closing price (or the mean of the closing or last bid and asked prices) of a share of Common Stock on such date as reported in the Wall Street Journal (or a publication or qualifying service deemed equivalent to the Wall Street Journal for such purpose by the Committee) for the over-the-counter market or for any national securities exchange or other securities market which at the time is included in the stock price quotations of such publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value by reason of the lack of a significant number of recent transactions or otherwise, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances. If, at the time an Option is granted, the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value, which determination shall be final and binding for all purposes hereunder.

8. Term of Options.

                  Subject to earlier termination as provided in Paragraphs 11 and 12 and subject to acceleration as provided in Paragraph 13, the term of each Option shall be ten years from the date of grant.

9. Exercise of Options.

                  (a) An Option granted to an Independent Director under the Director Plan shall become fully exercisable as to 100% of the shares of Common Stock covered thereby one year after the date of grant.



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                  (b) An Option may be exercised as to any or all full shares of
Common Stock as to which the option is then exercisable.

                  (c) The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in full in cash at the time of exercise, provided that the purchase price may be paid, in whole or in part, by surrender or delivery to the Company of securities of the Company having a Fair Market Value on the date of the exercise equal to the portion of the purchase price being so paid. In addition, the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state or local tax and/or withholding requirements.

                  (d) Except as provided in Paragraphs 11 and 12, no Option may be exercised unless the holder thereof is then a director of the Company.

                  (e) The Option holder shall have the rights of a stockholder with respect to shares of Common Stock covered by an Option only upon becoming the holder of record of such shares of Common Stock.

10. Nontransferability of Options.

                  No Options granted under the Director Plan shall be transferable other than by will or by the laws of descent and distribution. Options may be exercised, during the lifetime of the holder, only by the holder.

11. Termination of Relationship to the Company.

                  (a) In the event that any holder who has served as a director for less than three consecutive years shall cease to be a director, except as set forth in Paragraph 12 or upon removal for cause, such Option (subject to the provisions of the Director Plan) may be exercised (to the extent that the holder was entitled to exercise at the termination of his service as a director) at any time within three months after such termination. In the event that any holder who has served as a director for a period of three consecutive years or more shall cease to be a director for any reason, the Option (to the extent it was exercisable at the termination of the director's service) shall remain exercisable until the expiration date of the Option (i.e. ten years after the grant date).

                  (b) Other than as provided in Paragraph 11(a), Options granted under the Director Plan shall not be affected by any change of duties or position so long as the holder continues to be a director of the Company.

                  (c) Nothing in the Director Plan or in any Option granted pursuant to the Director Plan shall confer upon any individual any right to continue as a director of the Company, or affect the right of the Company or its shareholders to terminate his directorship at any time.


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

                  (d) Upon removal for cause, an Option shall terminate
                      immediately.

12. Death or Disability of Holder.

                  If a person to whom an Option has been granted under the Director Plan shall:

                  (a) die (i) while serving as a director of the Company or (ii) within three months after the termination of such position (other than termination for cause or, voluntarily on his part and without the consent of the Company, he terminates his director position with the Company, which consent shall be presumed in the case of retirement), or

                  (b) become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code while serving as a director,

then if the Option was otherwise exercisable at the time of the happening of such event, such Option may be exercised as set forth herein by the holder or, in the event of death, by the person or persons to whom the holder's rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, the period for exercise to the extent provided in Paragraph 11 shall be extended to one year in the case of the permanent and total disability or two years in the case of the death of the holder, but not more than 10 years after the date such Option was granted. Notwithstanding the above, in the event that any holder who has served as a director for a period of three consecutive years or more shall cease to be a director for reasons of death or disability, the Option (to the extent it was exercisable at the termination of the director's service) shall remain exercisable by the holder or his lawful heirs, executors or administrators until the expiration date of the Option (i.e. ten years after the grant date).

13. Adjustments upon Changes in Capitalization.

         Notwithstanding any other provision of the Director Plan, each agreement setting forth the grant of an Option hereunder may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares of Common Stock covered by such Option, the Option prices and the number of shares of Common Stock as to which Options shall be exercisable at any time, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, split-downs, reverse splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and the like. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number of shares of Common Stock as to which Options may be granted under the Director Plan to any director shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event of the dissolution, liquidation, merger or consolidation of the Company or a sale of all or substantially all of the assets of the Company, or upon any other Change in Control Event, then the Committee shall determine, in its sole discretion, either (i) to provide for the immediate exercisability of all outstanding Options (immediately prior to or upon the consummation of the Change in Control Event) or (ii) to pay the Optionees on the date of the consummation of such Change in Control Event, in consideration for the cancellation of the Options, cash equal to the aggregate difference between the Fair Market Value of the shares of Common Stock subject to the outstanding Options on the date such Change in Control Event occurs and the exercise price of the outstanding Options.


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

14. Effectiveness of the Director Plan.

                  The Director Plan as adopted by the Board on September 19, 2002 shall become effective as of January 1, 2002 subject to approval by the shareholders within one year of the date of approval by the Board. If any options are granted under the Director Plan and shareholder approval is not timely obtained, all options granted hereunder on and after the effective date shall be void. The exercise of the Options under the Director Plan shall be subject to the condition that at the time of exercise a registration statement under the Securities Act of 1933 with respect to such shares of Common Stock shall be effective, or other provision satisfactory to the Committee shall have been made so that shares of Common Stock may be issued without violation of such Act. If the shares of Common Stock issuable upon exercise of an Option are not registered under such Act, and if the Committee shall deem it advisable, the Optionee may be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the Director Plan will not be sold except pursuant to an effective registration statement under such Act or an exemption from the registration provisions of the Act and (ii) that such Optionee will be acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof.

15. Termination and Amendment of the Director Plan.

                  The Board of Directors of the Company may, at any time prior to the termination of the Director Plan, suspend, terminate, modify or amend the Director Plan; provided that any increase in the aggregate number of shares of Common Stock reserved for issue upon the exercise of Options, any increase in the maximum number of shares of Common Stock reserved for issue upon the exercise of Options, any increase in the maximum number of shares of Common Stock for which Options may be granted to any director, any reduction in the purchase price of Common Stock covered by any Option, any extension of the period during which Options may be granted or exercised, or any material modification in the requirements as to eligibility for participation in the Director Plan, shall be subject to the approval of stockholders, except that any such increase, reduction or change that may result from adjustments authorized by Paragraph 13 shall not require such approval. Notwithstanding the foregoing, the Director Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. No suspension, termination, modification or amendment the Director Plan may, without the express written consent of the director to whom an Option shall theretofore have been granted, adversely affect the rights of such director under such Option.

16. Financing for Investment in Stock of the Company.

                  The Committee may cause the Company or any Subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks which loans may be secured in whole or in part by assets of the Company or any Subsidiary or shares of Common Stock, to any director under the Director Plan who shall have so served for a period of at least one year at the end of the fiscal year ended immediately prior to arranging such financing; but the Committee may, in any specific case, authorize financing for a director who shall not have served for such a period. Such financing shall be for the purpose of providing funds for the purchase by the director of shares of Common Stock pursuant to the exercise of an Option and/or for payment of taxes incurred in connection with such exercise, and/or for the purpose of otherwise purchasing or carrying a stock investment in the Company. The maximum amount of liability incurred by the Company and its subsidiaries in connection with all such financing outstanding shall be determined from time to time in the discretion of the Board. Each loan shall bear interest at a rate not less than that provided by the Code and other applicable laws, rules, and regulations in order to avoid the imputation of interest at a higher rate. Each recipient of such financing shall be personally liable for the full amount of all financing extended to him. Such financing shall be based upon the judgment of the Board that such financing may reasonably be expected to benefit the Company, and that such financing as may be granted shall be consistent with the Certificate of Incorporation and By-Laws of the Company or such Subsidiary, and applicable laws.


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

17. Severability.

                  In the event that any one or more provisions of the Director Plan or any agreement pursuant to which an Option is granted, or any action taken pursuant to the Director Plan or such agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Director Plan or of such or any other agreement but in such particular jurisdiction and instance the Director Plan and the affected agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

18. Conditions Upon Issuance of Shares.

                  Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the shares may then be listed or any national securities association maintaining a market in which the shares are then included.

                  The inability of the Company to obtain any approval or consent from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares.


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

                  As a condition to the exercise of any Option, the Company may require the person exercising the Option to make such representations and warranties, and to agree to any restrictions with respect to the sale of the shares of Common Stock issuable upon the exercise, as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

19. Sunday or Holiday.

                  In the event that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next day following such Sunday or legal holiday which is not a Sunday or legal holiday.

20. Governing Law.

                  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.


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